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                                                                   Exhibit 23(b)


                               AUDITORS' CONSENT

The Board of Directors
Collective Bancorp:


We consent to the use of our report dated July 31, 1996 relating to the consolidated financial statements of Collective Bancorp, Inc. and subsidiary as of June 30, 1996 and for the year then ended incorporated by reference in this Registration Statement on Form S-4 of Summit Bancorp, which report appears in the June 30, 1996 Annual Report on Form 10-K of Collective Bancorp, Inc. and to the reference to our Firm under the heading "Experts" in the registration statement/proxy statement-prospectus.




                                                 /s/ KPMG Peat Marwick LLP

                                                 KPMG Peat Marwick LLP


Short Hills, New Jersey
May 2, 1997